Exhibit 99.4
3M COMPANY

Offer to Exchange

All Shares of Common Stock of

GARDEN SPINCO CORPORATION

which are owned by 3M Company and
will be converted into the right to receive Shares of Common Stock of Neogen Corporation for

Shares of Common Stock of 3M Company
Pursuant to the Prospectus, dated [  ], 2022
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT [  ], NEW YORK CITY TIME, ON [  ], 2022, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF 3M COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
To Our Clients:
Enclosed for your consideration are the prospectus dated [  ], 2022 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal and the Exchange and Transmittal Instruction Booklet (taken together, the “Letter of Transmittal”), including instructions therefor, for tendering shares of 3M Company (“3M”) common stock, par value $0.01 per share (“3M common stock”), which collectively constitute the offer by 3M to exchange all shares of common stock, par value $0.01 per share (“Garden SpinCo common stock”), of Garden SpinCo Corporation, a Delaware corporation (“Garden SpinCo”), that are owned by 3M. Immediately following the consummation of the exchange offer, and if necessary, the Clean-Up Spin-Off (as defined in the Prospectus), Nova RMT Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Neogen Corporation, a Michigan corporation (“Neogen”), will be merged with and into Garden SpinCo, whereby the separate corporate existence of Merger Sub will cease and Garden SpinCo will continue as the surviving corporation and a wholly owned subsidiary of Neogen (the “Merger”). In the Merger, each outstanding share of Garden SpinCo common stock (except for shares of Garden SpinCo common stock held by Garden SpinCo in treasury or by Neogen or Merger Sub, which shares will be canceled and cease to exist, with no consideration being delivered in exchange therefor (“Merger Excluded Shares”)) will be converted into the right to receive a number of fully paid and nonassessable shares of common stock of Neogen, par value $0.16 per share (“Neogen common stock”), equal to the Exchange Ratio. Prior to the consummation of the exchange offer, 3M will cause the total number of shares of Garden SpinCo common stock outstanding immediately prior to the consummation of the exchange offer to be that number that results in the Exchange Ratio equaling one. As a result, each share of Garden SpinCo common stock (except for Merger Excluded Shares) will be converted into the right to receive one share of Neogen common stock in the Merger. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus.
We are the holder of record (directly or indirectly) of shares of 3M common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of 3M common stock held by us for your account.
Please instruct us as to whether you wish us to tender any or all of the shares of 3M common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.
Your attention is directed to the following:
1. 3M is offering to exchange all shares of Garden SpinCo common stock that are owned by 3M for shares of 3M common stock that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. For each $100 of 3M common stock accepted for exchange in the exchange offer, you will receive approximately $[  ] of shares of Garden SpinCo common stock, subject to an upper limit of [  ] shares of Garden SpinCo common stock per share of 3M common stock. If the upper limit is in effect, then the exchange ratio will be fixed at that limit. See the section in the Prospectus entitled “Exchange Offer—Terms of This Exchange Offer—Upper Limit.” The exchange offer does not provide for a minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS (AND YOU COULD RECEIVE MUCH LESS) THAN $[  ] OF SHARES OF GARDEN SPINCO COMMON STOCK FOR EACH $100 OF 3M COMMON STOCK THAT YOU TENDER.
The value of 3M common stock and Garden SpinCo common stock, respectively, will be determined by 3M by reference to the simple arithmetic average of the daily volume-weighted average prices on each of the Valuation Dates (as defined in the Prospectus) of 3M common stock on the New York Stock Exchange and Neogen common stock on The Nasdaq Global Select Market on each of the last three full trading days of the exchange offer period ending on and including the [  ] full trading day prior to the expiration of the exchange offer.
2. 3M’s obligation to exchange shares of Garden SpinCo common stock for shares of 3M common stock is subject to certain conditions, as described in the Prospectus, which you should review in detail. 3M may waive any of the conditions to the exchange offer prior to its expiration as described in the Prospectus.
3. Shares of 3M common stock validly tendered pursuant to the exchange offer may be withdrawn at any time before the expiration of the exchange offer and, unless 3M has previously accepted such shares for exchange pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once 3M accepts 3M common stock for exchange pursuant to the exchange offer, your tender is irrevocable.
The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of 3M common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.
If you wish to have us tender any or all of your shares of 3M common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of 3M common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.
The exchange offer and withdrawal rights will expire at [  ], New York City time, on [  ], 2022, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

3M COMPANY

Offer to Exchange

All Shares of Common Stock of

GARDEN SPINCO CORPORATION

which are owned by 3M Company and
will be converted into Shares of Common Stock of Neogen Corporation for

Common Stock of 3M Company
The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated [  ], 2022 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by 3M Company (“3M”) to exchange all shares of common stock, par value $0.01 per share (“Garden SpinCo common stock”), of Garden SpinCo Corporation (“Garden SpinCo”) that are owned by 3M and will be converted into shares of Neogen Corporation (“Neogen”) common stock, par value $0.16 per share, for shares of 3M common stock, par value $0.01 per share (“3M common stock”).
This instructs you to tender the number of shares of 3M common stock indicated below (or if no number is indicated below, all shares of 3M common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.
Account Number:	SIGN HERE:

Shares of 3M common	Signature(s):
stock to be tendered:

Name(s):
ODD-LOTS
☐	By checking this box, I represent that I own beneficially less than 100 shares of 3M common stock and am tendering all my shares of 3M common stock.
Dated:	Address (including Zip Code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s), as applicable:
PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE DISTRIBUTION EXCHANGE AGENT, THE INFORMATION AGENT, GARDEN SPINCO, 3M OR NEOGEN.